Exhibit (a)(1)(D)

NEW YORK COMMUNITY BANCORP, INC.

OFFER TO EXCHANGE

Common Shares of New York Community Bancorp, Inc.

for any and all outstanding Bifurcated Option Note Unit SecuritiESSM (BONUSESSM)

of New York Community Bancorp, Inc.

Dated July 29, 2009

The Exchange Offer will expire at 11:59 p.m., New York City time, on August 25, 2009 (unless extended or earlier terminated).

July 29, 2009

To Our Clients:

Enclosed for your consideration is an Offer to Exchange dated July 29, 2009 and a Letter of Transmittal (together, the Offer to Exchange and the Letter of Transmittal are referred to herein as the “Offer Documents”) relating to New York Community Bancorp, Inc.’s (the “Company”) offer to exchange any and all of its 5,498,544 Bifurcated Option Note Unit SecuritiESSM, stated amount $50.00 per unit (the “BONUSESSM units”), comprised of (i) a trust preferred security issued by New York Community Capital Trust V, having a liquidation preference of $50.00 and a distribution rate of 6% per annum on the stated liquidation preference; and (ii) a warrant to purchase 2.4953 common shares of the Company, par value $0.01 per share (the “Common Shares”) at any time prior to May 7, 2051, the exercise price of which is $50.00, for a number of its Common Shares, upon and subject to the terms and conditions set forth in the Offer Documents.

The material relating to the Exchange Offer is being forwarded to you as the beneficial owner of the BONUSESSM units carried by us for your account or benefit but not registered in your name. A tender of any of the BONUSESSM units may only be made by us as the registered holder and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender the BONUSESSM units held by us for your account. We urge you to read the Offer Documents carefully before instructing us to tender your BONUSESSM units.

If you wish to tender your BONUSESSM units, your instructions to us should be forwarded as promptly as possible in order to permit us to tender the BONUSESSM units in accordance with the provisions of the Offer Documents. The Exchange Offer will expire at 11:59 p.m., New York City time, on August 25, 2009, unless extended.

Tenders of BONUSESSM units may be withdrawn at any time prior to the Expiration Date, but only if the notice of withdrawal is received timely as described in the Offer to Exchange under the caption “The Exchange Offer—Withdrawal of Tenders.”

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer Documents.

Your attention is directed to the following:

1. The Exchange Offer is for all of the outstanding BONUSESSM units.

2. If you desire to tender any BONUSESSM units pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender on your behalf by the Expiration Date.

3. The Company’s obligation to consummate the Exchange Offer for the BONUSESSM units is subject to certain conditions set forth in the Exchange Offer under the caption “The Exchange Offer—Conditions of the Exchange Offer.”

4. Any transfer taxes incident to the transfer of BONUSESSM units from the tendering holder to the Company will be paid by the Company, except as provided in the Offer Documents.

5. This Exchange Offer constitutes neither an offer to sell nor an offer to purchase nor a solicitation thereof in any jurisdiction in which, or to or from any person from whom, it is unlawful to make such offer under applicable securities or blue sky laws.

If you wish to tender any or all of your BONUSESSM units held by us for your account or benefit pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below as soon as possible. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender BONUSESSM units held by us and registered in our name for your account.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of New York Community Bancorp, Inc. with respect to the BONUSESSM units.

This will instruct you to tender the BONUSESSM units with respect to the number of BONUSESSM units indicated below pursuant to the terms of and conditions set forth in the Offer to Exchange dated July 29, 2009.

The number of BONUSESSM units held by you through your account with The Depository Trust Company for the account of the undersigned is:

(Provide appropriate amount below)

BONUSESSM units

With respect to the Exchange Offer, the undersigned hereby instructs you:

(Check appropriate box below)

☐ To tender                  (provide appropriate amount) BONUSESSM units held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal.

☐ To not tender any BONUSESSM units held by you for the account of the undersigned.

PLEASE SIGN HERE

Signature(s)

Name(s) (Please Print)

Address (including Zip Code)

Area Code and Telephone No.

Tax identification or Social Security No.

My Account Number with You

Date

2